UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 4, 2010
THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (571) 303-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 4, 2010, The Corporate Executive Board Company (“Company”) and The Advisory Board Company agreed to extend the term of their Collaboration Agreement, dated as of February 6, 2007, through February 5, 2012. The Collaboration Agreement was filed with the Securities and Exchange Commission as Exhibit 10.26 to the Company’s 10-Q for the quarterly period ended March 31, 2007.
Item 2.02. Results of Operations and Financial Condition.
On February 9, 2010, The Corporate Executive Board Company issued a press release with respect to its earnings for the fourth quarter and year ended December 31, 2009 and provided a financial outlook for fiscal 2010. In addition, the Company announced that its Board of Directors has approved a cash dividend for the first quarter of 2010 of $0.11 per share. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.
Presentation slides used during the Company’s investor conference call, set for February 10, 2010, at 9:00 a.m. EST., may be accessed at http://ir.executiveboard.com/phoenix.zhtml?p=irol-eventDetails&c=113226&eventID=2705221 no later than the starting time of the conference call.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for fourth quarter 2009 earnings and the increase in its quarterly cash dividend.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company (Registrant)
Date: February 9, 2010	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for fourth quarter 2009 earnings and the increase in its quarterly cash dividend.